Exhibit 10.10

MERCHANDISING LICENSE AGREEMENT

1.	DATED:	As of June 12, 2009.

2.	LICENSOR:	PARAMOUNT LICENSING INC. (“PLI”) 5555 Melrose Avenue Los Angeles, California 90038

	LICENSEE:	HARBREW IMPORTS, LTD. (“Licensee”) 1174 Route 109 Lindenhurst, NY 11757 Telephone: 631-991-3174 Attention: Mr. Richard DeCicco

3.	PROPERTY:	The theatrical motion picture entitled “THE GODFATHER” (the “Picture”).

4.	LICENSED ARTICLE(S):	Italian organic Vodka and Scotch whiskey, sold in bottles.

5.	TERRITORY:	United States.

6.	TERM:	Begins upon execution hereof by Licensee and PLI and ends June 30, 2014, unless sooner terminated as provided in Schedule “I” hereto.

Provided that (a) Licensee is not in breach of any terms of this Agreement; (b) PLI has received by December 30, 2013 an amount equal to or greater than One Million United States Dollars (US$1,000,000.00) in royalties earned and paid from the actual sale of the Licensed Articles; (c) PLI receives, no later than May 31, 2014, written notice from Licensee of Licensee’s desire to extend the Term, together with payment of Six Hundred Twenty Five Thousand United States Dollars (US$625,000.00) as an additional advance payment against royalties, which additional advance shall be the first installment of an additional guarantee of Two Million Five Hundred Thousand United States Dollars (US$2,500,000.00) (the “Additional Guarantee”) due in connection with extending the Term; and (d) Licensee and PLI have agreed upon a payment schedule for the remainder of the Additional Guarantee no later than May 31, 2014; then the Term shall be extended until June 30, 2019, unless sooner terminated as provided in Schedule “I” attached hereto, subject to the terms of this Agreement. For the avoidance of doubt, the Additional Guarantee may not be cross-credited against any other payments which have already been paid or become due, and shall be recoupable solely from royalties earned from sales of the Licensed Articles which occur during the period from July 1, 2014 through June 30, 2019.

7.	LICENSES GRANTED:
In consideration of the payments set forth below, and of and subject to the covenants, undertakings and agreements by Licensee in this Agreement, PLI hereby grants to Licensee the non-exclusive license (except as specified below) to use the Property only in connection with the Licensed Articles (per Paragraph 4 above), in the Channels of Distribution (per Paragraph 12 below), in the Territory (per Paragraph 5 above), and during the Term (per Paragraph 6 above).

Notwithstanding anything to the contrary herein, it is agreed that, provided Licensee has manufactured, distributed and commenced the marketing and sale of a substantial number of items of the Licensed Articles not later than the Marketing Date set forth below, then:

(a) PLI will not authorize third parties to distribute and sell vodka based on the Picture in the Territory until August 31, 2011, subject to the terms of this Agreement; and

Harbrew Imports, Ltd. / 280162

(b)
provided PLI has received by August 31, 2011 an amount equal to or greater than Two Hundred Fifty Thousand United States Dollars (US$250,000.00) in royalties earned from the actual sale of the Licensed Articles, then PLI will not authorize third parties to distribute and sell vodka based on the Picture in the Territory until August 31, 2012.

Except as specified in the immediately preceding sentence, nothing in this Agreement shall be construed to prevent or restrict PLI’s or its affiliates’ rights to exploit or enter into agreements with third parties for the exploitation of rights the same as or similar to the rights licensed to Licensee hereinabove.

8.	PAYMENT:	a. Advance:	Sixty Thousand United States Dollars (US$60,000.00) payable upon execution hereof, and PLI’s receipt of which shall be a condition precedent to the effectiveness of this Agreement.

		b. Royalty Rate:	Five percent (5%).

		c. Guarantee:	Four Hundred Thousand United States Dollars (US$400,000.00), due and payable as follows:

(i) Sixty Thousand United States Dollars (US$60,000.00), payable as the Advance;

(ii) One Hundred Thousand United States Dollars (US$100,000.00), due on or before November 1, 2010;

(iii) One Hundred Thousand United States Dollars (US$100,000.00), due on or before November 1, 2011; and

(iv) One Hundred Forty Thousand United States Dollars (US$140,000.00), due on or before November 1, 2012.

9.	MARKETING DATE(S):		August 31, 2009.

10.	PLACE OF MANUFACTURE:		Italy (for the Vodka) and Scotland (for the Scotch whiskey).

11.	APPROVALS:
All Licensed Articles and any related packaging and advertising must be approved by PLI in writing before distribution or sale by Licensee. Such approvals or disapprovals are within PLI’s sole discretion, and any submission not approved in writing is deemed disapproved.

12.	CHANNELS OF DISTRIBUTION:
Notwithstanding anything to the contrary in Paragraphs 3 and 4.c. of Schedule “I” attached hereto, the Licensed Articles may be sold to distributors and wholesalers, and shall be distributed and made available for sale solely through the following Channels of Distribution: airport and duty-free stores, bars and taverns, club stores, grocery stores, restaurants, and specialty stores.

13.	ADDITIONAL TERMS:

	(a)	The balance of the terms shall be PLI’s Schedule “I”, attached hereto and incorporated herein by this reference.

(b)
Warrants: In addition to all payments due to PLI from Licensee hereunder, Licensee shall grant PLI (or an affiliate designated by PLI) the following warrants (“Warrants”) to acquire shares of Licensee’s common stock (or the common stock of any successor entity to Licensee by merger or consolidation or otherwise, as set forth in Exhibit “C” hereto):

		i.	a warrant (the “First Warrant”) with an exercise price of One Million Dollars ($1,000,000.00), at One Dollar ($1.00) per share, for One Million (1,000,000) shares; and

ii.
a warrant (the “Second Warrant”) with an exercise price of Two Million Dollars ($2,000,000.00), at One Dollar and Fifty Cents ($1.50) per share, for One Million Three Hundred Thirty-Three Thousand and Three Hundred Thirty-Four (1,333,334) shares. In the event PLI exercises the Second Warrant, it agrees that it shall exercise no fewer than Three Hundred Thirty-Three Thousand Three Hundred Thirty Three (333,333) shares.

Harbrew Imports, Ltd. / 280162

The Warrants shall be issued together within thirty (30) days following the execution of this Agreement, and shall each vest over a five (5) year period, with the first one-fifth (1/5) vesting on the date of issue, and the remaining four-fifths (4/5) vesting in four (4) equal installments on the first, second, third and fourth anniversary dates of the execution of this Agreement. Licensee shall grant PLI (or its affiliated designee) the Warrants as set forth herein under such terms as shall be set forth in one or more separate agreements containing reasonable and customary provisions, including, without limitation, anti-dilution protections and registration rights, to be evidenced in a form as attached hereto as Exhibit “C” and incorporated herein as reference (the “Warrant Agreement”), With respect to the anti-dilution provisions specifically, the Warrant Agreement shall provide for adjustments of the First and Second Warrant shares and/or exercise price in connection with stock dividends, stock splits, reverse stock splits, reclassification of shares, combinations or mergers. The First Warrant and Second Warrant shall each expire five (5) years from the date of issue. For the avoidance of doubt, PLI shall be under no obligation to exercise either Warrant.

(c)	Samples: In line 1 of Paragraph 7.f. of Schedule “I”, the words “fifty (50) samples” shall be deleted and replaced with “six (6) cases”.

(d)
Warrantees and Indemnification: The following shall be added at the end of Section 9.a. of Schedule “I”: “Licensee further represents and warrants that (a) the Licensed Articles shall meet the highest quality of beverage industry standards in the Territory, and shall be in full conformity with all applicable laws, standards, regulations, and guidelines relating to health, product safety, labeling, and the importation, manufacture, production, distribution, and advertising of alcoholic beverages, including without limitation those of the United States Food and Drug Administration and all applicable federal, state, and local laws; and (b) Licensee has obtained all necessary approval(s) and certification(s) throughout the Territory for the importation, manufacture, production, distribution, and advertising of the Licensed Articles. In addition, Licensee represents and warrants that the Licensed Articles shall not be marketed for sale to minors.”

(e)	Paragraph 12.d. of Schedule “I” shall be deleted in its entirety.

ACCEPTED AND AGREED TO:

HARBREW IMPORTS, LTD. (“Licensee”)	PARAMOUNT LICENSING INC. (“PLI”)

By:	/s/ Richard John DeCicco	By:	/s/ N. Becker

Print Name:	Richard John DeCicco	Print Name:	N. Becker

Title:	President/CEO	Title:	SVP
Contract No. 280162

Harbrew Imports, Ltd. / 280162

SCHEDULE “I” ADDITIONAL TERMS AND CONDITIONS

1.          PROPERTY: As used herein and in the Agreement to which this Schedule “I” is attached, the term “Property” shall mean the characters, characterizations, designs and or visual representations as they appear in the theatrical motion picture (for convenience, hereinafter “Picture”) or other material specified in Paragraph 3 of the Agreement to which this Schedule “I” is attached including the names and likenesses (in character) of only those performers approved in writing by PLI but not including any footage (film, tape, disc or other medium), outtakes, music, effect track, voice track, or sound track of such picture. This Agreement applies to the Picture only and not to any sequels, prequels, remakes, or any other production or work based on, derived from or inspired by the Picture.

2.          LICENSE: Subject to the terms of this Agreement, including the covenants, undertakings, and agreements made by Licensee herein. PLI hereby grants to Licensee and Licensee hereby accepts the nonexclusive license and privilege to manufacture the designated Licensed Articles based upon the Property, and to distribute, offer for sale, sell, advertise and promote them in the Territory in the Channels of Distribution, during the Term. The license granted herein includes the non-exclusive license to use, in the Territory and for the Term, the title of the Picture or Property and the approved trade and service marks and names and the approved logos and art work, if any, embodying them (Collectively the “Trademarks”). Licensee’s rights are subject to the “Reserved Rights” specified in Paragraph 3 below. Nothing herein shall affect or limit the unrestricted rights of Paramount Pictures Corporation (“PPC”) or its designees to distribute or exhibit the Picture or Property, in whole or in part by any means or in any media.

3.          RESERVED RIGHTS: The license granted herein does not include any right, title or interest in or to the Property or the Picture, nor to any copyrights, patents, and/or trademarks therein or associated therewith. All rights not specifically licensed to Licensee herein are reserved to PLI and PPC without restriction. Without limiting the foregoing, PLI reserves unto itself and/or its designees the right to manufacture, distribute, offer for sale, sell, advertise, promote, display and otherwise exploit articles similar and/or identical to the Licensed Articles for use in connection with Property or Picture related marketing, Promotion, or similar activities, premium sales and/or give-aways, promotional give-aways, in-theater sales and sales outlets immediately adjacent to motion picture theaters, sales at or adjacent to theme parks, amusement parks, entertainment centers or other amusement attractions. and/or sales in or in connection with facilities owned, operated and/or controlled by PLI, PPC and their parent affiliated and/or subsidiary companies. Licensee is expressly prohibited from making use of, or reference to the Property in connection with any online activities, except for online advertising of the Licensed Articles. Licensee agrees to furnish to PLI at its best wholesale distributor price any number of Licensed Articles ordered by PLI for sale in connection with any of the foregoing reserved activities.

4.	MANUFACTURING AND DISTRIBUTION OBLIGATIONS/MARKETING DATE:

a. Licensee shall manufacture, distribute and commence the marketing of a substantial number of items of the Licensed Articles not later than the Marketing Date set forth in this Agreement. If Licensee fails to meet or demonstrates an inability to meet the Marketing Date for any Licensed Article. PLI may terminate the license granted to Licensee with respect to such Licensed Article on ten (10) business days prior written notice, provided Licensee shall not have commenced distribution of commercially reasonable quantities of such Licensed Article within such period. If, subsequent to the commencement of marketing and distribution of any Licensed Article. Licensee fails to actively continue the marketing and distribution of commercially reasonable quantities of said Licensed Article in any country of or substantial portion of the Territory. PLI may terminate the license granted to Licensee with respect to that particular country or portion of the Territory on ten (10) business days prior written notice, provided Licensee shall not have recommenced distribution of commercially reasonable quantities of such Licensed Article within such country or portion of the Territory within such period. Termination of this Agreement, or any portion thereof, by PLI pursuant to this subparagraph 4.a, shall in no way reduce, proportionally or otherwise, the Guarantee required to be paid to PLI hereunder. Failure by Licensee to meet the Marketing Date or actively market and distribute Licensed Articles shall be deemed a material breach of this Agreement. Licensee shall be solely responsible for, and shall pay, any and all sums relating to the development, production, manufacture, distribution, and promotion of the Licensed Articles.

b. Licensee acknowledges that PLI is entering into this Agreement not only in consideration of the payments to be made by Licensee, but also in consideration of the promotional value to it, to the Property and to the Picture of the widespread distribution, sale, advertising and promotion of the Licensed Articles. Accordingly, Licensee shall seek to procure the greatest volume of sales of the Licensed Articles consistent with high quality and shall make and maintain timely and adequate arrangements for their manufacture, distribution, sale, advertising and promotion.

c. Licensee shall distribute and sell the Licensed Articles outright at a competitive price, and not on approval, consignment, sale-or-return, or any similar basis, and further, only to jobbers, wholesalers, and retailers for distribution and sale to retail stores and merchants; but not for publicity or promotional tie-in purposes, or any other means of distributing, marketing or merchandising reserved to PLI under Paragraph 3 above.

5.                 PAYMENT: All payments (including, without limitations, advances, royalties, and guarantees) required to be made by Licensee shall be made to PLI. The Advance is non-returnable and is to be applied against royalties payable hereunder, and the royalties shall be applicable to the Guarantee. The Royalty Rate shall be applied to Licensee’s “Net Wholesale Price” of each Licensed Article. For purposes hereof. “Net Wholesale Price” means any and all gross sales of Licensed Articles by Licensee or any of its affiliated, associated or subsidiary companies, without any deductions whatsoever (including, without limitation, uncollectible accounts, manufacturing, distribution, advertising, marketing or promotion costs and cash, trade or other discounts). except for actual returns not exceeding three percent (3%) of gross sales. Credit against sales will be allowed only for actual returns, and no credit will be allowed against sales based on an actual or reserve system. The foregoing royalty will be payable on all Licensed Article(s) distributed by Licensee, including Licensed Articles(s) not billed, except for a reasonable number of samples which may be given away in the normal course of business, not to exceed five percent (5%) of Licensee’s total production. The Guarantee is payable, to the extent not then already paid to PLI as an Advance or Royalty no later than three (3) months prior to the expiration of the Term or earlier termination of this Agreement.

6.                 ACCOUNTING AND AUDIT: Licensee shall render accounting statements that include the “Project Number” given to Licensee in writing by PLI, if any, which has been assigned to each SKU of the Licensed Articles (in the form of Exhibit “A” attached hereto) to PLI  on a quarterly (calendar year) basis within thirty (30) days of the end of each quarter, whether or not any payment is shown to be due to PLI thereunder, and remit payments due PLI along with such statements, as follows: via regular mail to Paramount Licensing Inc., P.O. Box 100590, Pasadena. CA 91189-0590 with copies to MANAGER ROYALTY ACCOUNTING. Paramount Licensing Inc., 5555 Melrose Avenue, Hart Bldg., Los Angeles, California 90038. If the Territory covers more than one country, accounting statements shall be separated on a country-by-country basis. All payments shall be made without set-off of any amount or nature whatsoever whether based upon any claimed debt or liability of PLI to Licensee. Sums not paid when due shall bear interest at the greater of the rate of ten percent (10%) per annum or the prime interest rate of Chase Manhattan Bank plus two percent (2%). without prejudice to any other rights of PLI in connection therewith. The receipt and deposit of monies by PLI   shall not prevent or limit PLI’s right to contest the accuracy and/or correctness of any statement in respect of such monies. Licensee shall keep accurate books of account and records covering all transactions relating to this Agreement and shall retain such documents in its possession or under its control relating to this Agreement, at Licensee’s principal place of business for not less than two (2) years after the expiration of the Term or earlier termination of the Agreement and shall allow PLI and its representatives, upon prior written notice, to audit said books of account and records and to make copies thereof at PLI’s expense. If any such audit reveals Royalties due to PLI exceeding five percent (5%) of the Royalties paid to PLI for the period covered by such audits, all auditing fees, costs and expenses shall be borne by Licensee, plus interest on the amount due, computed from the first due date of the applicable accounting period in which such Royalties were found to have been unpaid. If any such audit reveals Royalty payments due to PLI in excess of twenty percent (20%) of the Royalties paid to PLI for the period covered by such audit, then, in addition to any and all other rights, legal and/or equitable of PLI, PLI shall have the right to immediately terminate the Term upon notice to Licensee.

SCHEDULE “I” ADDITIONAL TERMS AND CONDITIONS

7.	APPROVALS/ARTWORK/SAMPLES:

a. The quality of the Licensed Articles and all packaging, bang-tags, labels, press releases, advertising, promotional, display and any other material prepared in connection with the Licensed Articles (collectively, “Packaging and Promotional Material”) shall be of a high standard, no less than the best quality of similar material presently manufactured, distributed, sold and/or used by Licensee in the Territory. Additionally, the Licensed Articles and Packaging and Promotional Material shall be safe for use by consumers and shall comply and be in full conformity with all applicable governmental rules, laws, guidelines, codes, and regulations and Licensee shall follow reasonable and proper testing procedures in connection therewith. The Licensed Articles shall be manufactured, distributed, sold, and advertised in accordance with the provisions of Paragraph 9.a. of this Schedule “I” and with all applicable laws and regulations and in a manner that will not reflect adversely upon PLI, and will not infringe upon or violate any rights of any third parties. In the event that the Licensed Articles pose a safely threat to consumers, or are the subject of a claim or inquiry by any person, agency, or commission because of quality and/or safely concerns, and/or labeling or are the subject of negative publicity due to poor quality and/or safely of the Licensed Articles. Licensee shall, upon PLI’s request, immediately recall such Licensed Articles from the marketplace, and take any other measures PLI may reasonably demand. Licensee’s agreements with manufactures for the production of the Licensed Articles shall be fully consistent with the terms of this Agreement, including without limitation Paragraph 9.a. of this Schedule “I”.

b. PLI shall have a right of absolute prior written approval in its sole discretion of the Licensed Articles and all Packaging and Promotional Material at all stages of the development, manufacture, and application thereof for each individual item (regardless of whether a similar or related item may previously have been approved), and prior to any use thereof by or on behalf of Licensee as more fully set forth in Exhibit “B” hereto. Any acts by Licensee contrary to the terms of this Paragraph shall be deemed a material breach of this Agreement.

c. Licensee shall submit in a timely manner for PLI’s approval all Licensed Articles and all Packaging and Promotional Material, to be safely identified by the Project Number, to PRODUCT DEVELOPMENT MANAGER. Paramount Licensing Inc.. 5555 Melrose Avenue Los Angeles, California 90038. All submissions shall be made prior to any use thereof, or public disclosure thereof by or on behalf of Licensee. Any submission not approved in writing by PLI within fourteen (14) days shall be deemed disapproved (see Exhibit “B” (Approval Guidelines) which is attached hereto and made a part hereof).

d. PLI shall furnish to Licensee, at Licensee’s costs, such artwork as may be reasonably necessary solely for the manufacture, advertising and promotion of the Licensed Articles, subject to availability (“Artwork”): all such Artwork shall be and remain the property of PLI, notwithstanding its creation or modification by Licensee, and shall be returned to PLI after its use by Licensee.

e. Licensee shall allow PLI or its designee to enter Licensee’s premises and all manufacturing facilities during regular business hours, upon reasonable prior written notice, for the purpose of inspecting the Licensed Articles. Packaging and Promotional Material and the facilities in which they are manufactured and packaged. In the event that the quality standards hereinabove referred to are not met Licensee shall, upon written notice from PLI, discontinue the manufacture and distribution of such Licensed Articles and/or the Packaging and Promotional Material related thereto unless Licensee shall have remedied such failure of quality to PLI’s satisfaction within ten (10) business days after Licensee’s receipt of notice thereof: failure to effect such remedial measures shall entitle PLI to terminate this Agreement upon notice to Licensee.

f. Licensee shall furnish to PLI at no charge fifty (50) samples of each Licensed Article at the commencement of distribution thereof. Upon PLI’s request. Licensee shall furnish additional samples at cost such samples not to be resold by PLI.

g. Licensee shall furnish to PLI at Licensee’s expense a camera ready slide or digital image file of Licensee’s logo, pre-approved by Licensee, along with photographs of the Licensed Articles and high-resolution digital image files of all artwork and designs used thereupon, for use in PLI’s trade advertising of its licensing program in respect of the Property, and licensed articles produced in connection therewith, and PLI’s exploitation of Reserved Rights under Paragraph 3 hereof.

8.	GOODWILL, PATENTS, TRADEMARKS AND COPYRIGHT:

a. Licensee recognizes and acknowledges that: (i) the title of the Property and/or the Picture (and, if the Picture is a sequel to a prior work, or if there are now or are later developed sequels to the pictures, the titles of such prior work and of such sequels) and the logos and/or artwork (including artwork developed for advertising and promotional use) embodying such title or titles are trademarks and copyrights of PLI or its designee, whether or not registered as such; (ii) the good will associated with the Property and the Trademarks inures solely and exclusively to PLI or its designee; and (iii) the Property and the Trademarks have acquired, and will continue indefinitely to have and to acquire, a secondary meaning in the minds of the public.

b. Licensee shall not acquire any rights in the Property and/or Trademarks as a result of Licensee’s use thereof, and all use by Licensee shall inure to PLI’s or its designee’s benefit. Licensee shall not directly or indirectly, during the Term or thereafter, attack PLI’s or its designee’s ownership of the Property and/or the Trademarks or the validity thereof or attack the validity of the license granted herein, or apply for any registration or file any document or take any action which would affect PLI’s or its designee’s ownership of the Property or Trademarks or aid or able anyone else in doing so, or use or authorize the use of any trademark, trade name or words, symbols or combination thereof or other designation identical with or confusingly similar to the Trademarks or to any element of the Property, whether or not such element shall have been protected by patent, trademark or copyright, nor shall Licensee in any way disparage the Property, the Picture, the Trademarks and/or PLI or its designee.

c. Ownership of all copyright, patent and trademark rights in the Licensed Articles and Packaging and Promotional Material shall be in the same of PLI or its designee, and Licensee hereby irrevocably and unconditionally transfers and assigns to PLI or its designee in perpetuity and throughout the universe any and all of Licensee’s right, title and interest, if any (including, without limitation, any rights that may be deemed “moral rights”) in and to the Licensed Articles and the Packaging and Promotional Material. Licensee shall cause such copyright, trademark and other required notices, including any notices pertaining to movie ratings, parental advisories, or age appropriateness, to appear on or within each unit of the Licensed Articles and/or the Packaging and Promotional Material as may be designated and approved by PLI. Any and all additions to, and new renderings, modifications or embellishments of, the Artwork notwithstanding their invention, creation and use by Licensee or its agents, shall become upon creation and remain in perpetuity the property of PLI or its designee, and PLI may use, and license others to use, the same, subject only to the provisions of this Agreement. Licensee shall enter into written agreements with all of its employees and independent contractors (i) providing that all artwork and designs created by them in the course of Licensee’s performance under this Agreement shall become upon creation the property of PLI or its designee either as works for hire under U.S. copyright law or otherwise; and (ii) obligating them to assign all rights, including copyrights, in such artwork and designs to PLI or its designee. Licensee shall be submit for PLI’s approval copies of all such agreements prior to use thereof. Licensee shall not permit any of its employees or independent contractors to obtain or reserve, by written or oral agreement or otherwise, any rights as “authors” or “inventors” of any such artwork or design (as such terms are used in present or future U.S. copyright and/or patent statutes or judicial decisions). License shall furnish to PLI, at PLI’s request, full information concerning the invention and creation of such artwork and designs, together with the originals of assignments of all rights therein obtained from all such third parties to PLI.

SCHEDULE “I” ADDITIONAL TERMS AND CONDITIONS

d.          Licensee shall fully cooperate with PLI or its designee in protecting the Property and/or the Trademarks, and shall promptly supply. PLI, with any information or materials reasonably required by PLI. If Licensee learns of any unauthorized use of the Property in the Territory. Licensee shall promptly advise PLI in writing of the nature and extent of same. PLI may, in its sole discretion, take or elect not to take. such action as it deems advisable against any infringing party without consultation with. or responsibility to, Licensee. Licensee shall fully cooperate with PLI in the prosecution of any action. Including by way of providing documents, giving testimony and the like. PLI shall incur no liability to Licensee by reason of PLI’s failure or refusal to prosecute, or permit Licensee to prosecute, any alleged infringement by third parties, nor by reason of any settlement to which PLI may agree. PLI shall retain any and all recoveries from any such actions or settlements.

e.          If the Territory covers countries outside of the United States. Licensee shall not use the Property. Trademarks or other trademarks or service marks included in the Property in any such country without first requesting and receiving a Notification of Availability from PLI; failing which, PLI’s indemnification obligation as provided under subparagraph 9.d., below, shall not apply to the use of the property, Trademark, trademark or service marks in such country for such goods or services.

9.	WARRANTIES AND INDEMNIFICATION:

a.          Licensee represents and warrants that it is duly organized under applicable law and that it has the right and authority to enter into this Agreement and perform its obligations hereunder. Licensee further represents and warrants, on its own behalf and on behalf of any third-party manufacturer(s) it uses. wherever located, in connection with the development, manufacture, distribution, sale and use of the Licensed Articles and all activities pursuant to this Agreement: (a) that it and they shall comply with all applicable governmental laws, rules and regulations, including environmental laws and regulations: (b) that the Licensed Articles are not manufactured in any so-called “sweatshops” or under any other abusive conditions (i.e. all employees shall works on a voluntary basis and shall be provided with a safe and healthy workplace environment): and (c) that the Licensed Articles are manufactured in compliance with all applicable labor, health, safety and related laws (including Federal, State, and/or local laws), including, but not limited to, wage laws, hour laws, fair employment practices, and all mandated employee benefits.

b.          PLI represents and warrants that it is duly organized under applicable law and that it has the right and authority to enter into and perform this Agreement and to grant the license granted herein. PLI makes no representation or warranty as to the amount of receipts Licensee will derive or as to the quality or success of the Picture or Property or reception it will receive by the public, nor shall PLI be obligated to continue the exhibition, distribution or other exploitation of the Picture or Property or continue the use of any element of the Property.

c.          Licensee shall indemnify, hold harmless, and defend PLI, its parent, affiliated and subsidiary companies, and the respective officers, directors, agents, attorneys and employees of each (“Indemnitees”) from and against any and all liabilities, claims, causes of action, suits, losses, damages, fines, judgments, settlements and expenses (including reasonable attorneys fees and court costs) which may be suffered, made or incurred by any of such indemnitees arising out of or in connection with the Licensed Articles or the use and exploitation thereof, and/or any breach or alleged breach of any of the covenants, warranties, representations and agreements made by Licensee herein, including without limitation, claims relating to or based upon: (i) unauthorized use of, or infringement of any patent, trademark, design, copyright or other proprietary or privacy right of a third party by Licensee: (ii) artwork or other material relating to the Property created, modified and/or used by Licensee in connection with the Licensed Articles without PLI’s approvals; and/or (iii) defects in the Licensed Articles, despite PLI’s approval thereof, it being understood and agreed that any governmental order of recall or injunction against distribution and/or sale shall, as between PLI and Licensee, be deemed conclusive proof of such defect for the purpose of invoking the indemnifications set forth herein. PLI and Licensee shall give the other prompt written notice of the institution of any action or the making of any claim alleging a breach hereunder.

d.          PLI shall indemnify, hold harmless, and defend Licensee from and against any and all liabilities, claims, causes of action, suits, losses, damages, fines, judgments, settlements and expenses (including reasonable attorney’s fees and court costs) which may be suffered, made or incurred by Licensee arising solely out of any breach by PLI of any of its representations, warranties and/or agreements set forth herein. Licensee shall give PLI prompt written notice of the institution of any action or the making of any such claims. PLI shall control all aspects of the disposition of such claims an Licensee shall cooperate fully with PLI in connection therewith.

10.          INSURANCE: Licensee shall obtain and maintain throughout the Term, at Licensee’s sole expense, standard Product Liability Insurance. Advertiser’s Liability Insurance, and Errors and Omission Insurance from a reputable insurance company qualified to do business in the State of California, naming PLI, its parent companies, subsidiaries and affiliated companies, including their respective directors, officers, employees, agents and representatives, as additional insureds. Coverage under each policy shall be a minimum of One Million United States Dollars (US$1,000,000) for each instance and Three Million United States Dollars (US$3,000,000) in the aggregate with a deductible in each instance of not more than Fifty Thousand United States Dollars (US$50,000). Each such policy shall require that PLI receive at least thirty (30) days written notice of the cancellation, amendment, or endorsement thereof before the same is effective. Licensee shall furnish PLI upon signature of this Agreement by Licensee with certificates of insurance and certified policy endorsements evidencing that this insurance coverage (with the additional named insured identified) is in full force and effect.

11.	TERMINATION:

a.          PLI shall have the right to terminate this Agreement without prejudice to any other rights which it may have, whether pursuant to the provisions of this Agreement, in law, equity or otherwise, upon the occurrence of any one or more of the following events (herein called “defaults”):

(i) If Licensee defaults in the performance of any of its obligations provided for in this Agreement; or

(ii) If Licensee shall have failed to deliver to PLI or to maintain in full force and effect the insurance and evidence thereof referred to in Paragraph 10 hereof ; or

(iii) If Licensee shall fail to make any payments due hereunder on the date due; or

(iv)          If Licensee shall fail to deliver any of the statements hereinabove referred to or to give access to the premises and/or license records pursuant to the provisions hereof to PLI and/or its authorized representatives for the purpose permitted hereunder; or

(v)          If Licensee shall fail to comply with any laws, regulations or industry standards as provided in Paragraph 7.a., or if any governmental agency or other body, office or official vested with appropriate authority finds that the Licensed Articles are harmful or defective in any way, manner or form, or are being manufactured. sold or distributed in contravention of applicable laws, regulations or standards, or in a manner likely to cause harm; or

(vi)          If Licensee shall be unable to pay its debts when due, or shall make any assignment for the benefit of creditors, or shall file any petition under the bankruptey, or insolvency laws of any jurisdiction, county or place, or shall have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent; or

(vii)          In the event that Licensee does not commence in good faith to manufacture, distribute, and sell each Licensed Article throughout the Territory on or before the Marketing Date and thereafter fails to diligently and continuously manufacture, distribute, and sell each of the Licensed Articles throughout the Territory; or

SCHEDULE “I” ADDITIONAL TERMS AND CONDITIONS

(viii) If License shall manufacture, sell, or distribute, whichever first occurs, any of the Licensed Articles without prior written approval of PLI as provided in Paragraph 7 hereof : or

(ix) If a manufacturer approved hereunder shall engage in conduct, which if engaged in by Licensee would entitle PLI to terminate this Agreement; or

(x) If Licensee delivers or sells Licensed Articles outside the Territory or knowingly sells Licensed Articles to a third party for delivery outside the Territory: or

(xi) If Licensee shall breach any other agreement in effect between Licensee on the one hand and PLI, or either of them, on the other.

b.          In the event any of these defaults occur, PLI shall give notice of termination in writing in Licensee. Licensee shall have ten (10) business days from the date of giving notice in which to correct any of these defaults (except subdivision (viii) above which is not curable), and failing such this Agreement shall thereupon immediately terminate, and any and all payments then or later due from Licensee hereunder (including the Guarantee) shall then be promptly due and payable and no portion of prior payments shall be repayable to the Licensee.

c.          Upon the expiration of the Term or earlier termination of this Agreement: (i) all rights, licenses and privileges granted to Licensee hereunder shall automatically revert to PLI: (ii) Licensee shall, in PLI’s discretion, either deliver to PLI materials which reproduce the Licensed Articles or give to PLI satisfactory proof of the destruction thereof: (iii) Licensee shall, within one (1) month after such expiration or termination, deliver to PLI a complete and accurate inventory of all units of the Licensed Articles on hand and/or in the process of manufacture, as of both the date of such expiration or termination and the date of such statement and PLI shall have the right, upon prior notice, to enter onto Licensee’s premises during normal business hours to conduct physical inventories to verify the accuracy of said statement; and (iv) provided this Agreement is not terminated due to material breach by Licensee, Licensee may sell off then existing inventories of the Licensed Articles on a non-exclusive basis for a period of ninety (90) days, subject to all the other terms and conditions hereof, and provided the same have not been manufactured solely or principally for sale during such period and only after first giving PLI the opportunity to purchase the same at Licensee’s cost of manufacture thereof, which purchase may be of some or all of such units, in PLI’s sole discretion.

d.          No waiver, whether express or implied, by either party hereto of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding, breach of the same or any other provision hereof. The exercise of any right granted to either party hereunder shall not operate as a waiver. The normal expiration of the Term of this Agreement shall not relieve either party of its respective obligations accruing prior thereto, nor impair or prejudice the respective rights of either party against the other, which rights by their nature survive such expiration.

12.	MISCELLANEOUS:

a.          INJUNCTION: Licensee acknowledges that its failure to perform any of the material terms or conditions of this Agreement shall result in immediate and inreparable damage to PLI, PPC, their affiliates, and or licensors.  Licensee also acknowledges that there may be no adequate remedy at law for such failures and that in the event thereof PLI shall be entitled to equitable relief in the nature of injunction and to all other available relief, at law and/or in equity.

b.          CONFIDENTIALITY: Other than as may be required by any applicable law , government order or regulation, or by order or degree of any court of competent jurisdiction Licensee shall not publicly divulge or announce, or in any manner disclose to any third party, any information or matters revealed to Licensee pursuant hereto, or any of the specific terms and conditions of this Agreement.  If Licensee is required by legal process to disclose any such information. Licensee shall provide PLI with prompt notice thereof so that PLI may seek a protective order or other remedy in PLI’s or any other name, and in any event Licensee shall disclose only that portion of the information which Licensee is legally required to disclose.

c.          NO ASSIGNMENT: The rights and obligations of Licensee hereunder may not be assigned, delegated, or sublicensed without the prior written consent of PLI, each to be granted or withheld in its sole and absolute discretion.  The transfer in the aggregate of fifty percent (50%) or more of the capital stock or voting power of Licensee shall be deemed an assignment for purposes of this Agreement.  Licensee may not enter into any agreement with any third party for the manufacturing or distribution of any of the Licensed Articles without PLI’s prior written consent. PLI may assign all or part its rights hereunder, and/or may delegate all or part of its obligations hereunder, to any third party.

d.          TRANSFER FEE: In the event that PLI consents to an assignment transfer, or sublicense of this Agreement and the rights and obligations of Licensee hereunder pursuant to the terms of Paragraph 12.e. of this Schedule “I” (including any transfer of the capital stock or voting power of Licensee which is deemed an assignment pursuant to the terms of Paragraph 12.e.), which consent PLI may grant or withhold in its sole and absolute discretion.  Licensee shall pay to PLI a nonreturnable, non-recoupable fee (the “Transfer Fee”) in the amount of thirty-five percent (35%) of one hundred percent (100%) of any and all amount(s) of cash or cash equivalents received by or credited to Licensee in connection with the event(s) triggering such request for assignment, including the “Capital Transaction Proceeds” of any “Capital Transactions” (as such terms are defined below). As used herein, “Capital Transactions” shall mean and refer to any initial public or private offering, sale, acquisition, merger, recapitalization or other restructuring or financing of or for Licensee or its affiliates where a portion of the proceeds of any such event go to the shareholders, owners, directors, officers, management or members of Licensee or its affiliates. As used herein, “Capital Transaction Proceeds” shall mean and refer to the gross total proceeds and consideration (which if not in cash shall have assigned to it a fair market value) of any Capital Transactions, not only of actual, direct and verifiable third party underwriting costs incurred by Licensee. The Capital Transaction Proceeds shall exclude only those proceeds derived from any financing that are actually used by Licensee specifically to pay Licensee’s overhead expenses (e.g. employee salaries) in the ordinary course of Licensee’s business. Licensee shall deliver to PLI in writing any request to assign this Agreement not later than thirty (30) business days in advance of the event triggering such request (e.g. the projected conclusion of any Capital Transaction). Licensee shall further provide any and all information and documentation requested by PLI in connection with evaluating the requested assignment. In the event PLI consents to an assignment of this Agreement, the associated Transfer Fee shall be due to PLI no later than five (5) business days after the conclusion of the related transaction.

e.          FORCE MAJEURE: The parties shall be released from their respective obligations hereunder if government regulations or other causes arising out of a state of war or other national emergency, or other causes beyond the reasonable control of the parties, render performance of such obligations reasonably impracticable. If such event continues for a period sixty (60) days, either party may terminate this Agreement by giving written notice. Upon such termination, all royalties due on sales theretofore made shall become then immediately due and payable, and no Advance, Royalties, or Guarantee theretofore paid shall be repayable. If neither party elects to terminate this Agreement as immediately hereinabove provided, the Term of this Agreement shall be extended automatically for a period of time equal to the period of such  “force majeure” event but not to exceed six (6) months from the date of the first occurrence.

f.          FURTHER INSTRUMENTS: Licensee shall furnish PLI with any further instruments , in such  form and substance as PLI may reasonably require to evidence, establish, protect , record, enforce, defend, or secure to PLI or its designee any or all of their rights , titles, properties or interests or more fully to effectuate to carry out the purposes, provisions or intent of this agreement. Unless Licensee executes and delivers such documents reasonably requested by PLI or provides a reasonable objection to said request within ten (10) days from the date of request. Licensee irrevocably appoints PLI as its lawful attorney-in-fact to execute or deliver the instruments contemplated by this paragraph .

SCHEDULE “I” ADDITIONAL TERMS AND CONDITIONS

g.    GOVERNING LAW:  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED PURSUANT TO THE LAWS OF THE STATE OF CALIFORNIA. USA. AND THE PARTIES HERETO SUBMIT AND CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA. INCLUDING FEDERAL COURTS LOCATED THEREIN. SHOULD FEDERAL JURISDICTION REQUIREMENTS EXIST. IN ANY ACTION BROUGHT TO ENFORCE (OR OTHERWISE RELATING TO) THIS CONTRACT. THE PREVAILING PARTY IN ANY ACTION BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT SHALL BE ENTITLED TO RECOVER ITS REASONABLE ATTORNEYS’ FEES AND COSTS.

h.    NOTICES:   notices hereunder shall be given in writing and sent by registered or certified mail, return receipt requested, or by nationally recognized express carrier. addressed to the address indicated in the Agreement. to the attention of such official as the recipient shall designate in writing. Each party shall notify the other in writing promptly after any change in address. Requirements relating to submission for approvals shall be governed by paragraph 7. above.

i.    ENTIRE AGREEMENT, ETC:  This Agreement (including any exhibits and schedules which are attached hereto and made a part hereof by this reference) shall constitute the entire understanding of  the parties with respect to the subject matter, superseding all prior and contemporaneous promises, agreements and understandings, whether written or oral. pertaining thereto and cannot be modified except by a written instrument signed by both parties. Paragraph headings contained in this Agreement are for convenience only and shall not be given any legal effect. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto. or constitute either party the agent of the other. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party. whether referred to herein or not. Nothing herein contained shall be construed to require the commission of any act contrary to law. and wherever there is any conflict between any provision of this Agreement and material stature, law or ordinance, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements. This Agreement shall not become effective or be binding on PLI unless and until executed by an authorized officer of PLI in Los Angeles. California.

EXHIBIT “A”
LICENSEE’S ROYALTY STATEMENT
(To be completed in the agreed upon currency per contract)

ROYALTY SUMMARY

Contract No

Licensee	Licensor	Paramount Licensing Inc.
Address		5555 Melrose Avenue
Hart 400
Los Angeles, CA 90038-3197
Phone Number		Attn: Mgr, Royalty Accounting
Finance Contact Name

Contract Term	Property Name
Reporting Period	Currency

Current Period Information	Cumulative Information

Total Net Sales	Total Cumulative Royalties
Royalty Rate	Less: Advances
Less: Unearned Adv/Guar	Less: Previous Royalty Payments
Add: Current Period Royalties
Royalty Due
Total Balance Due

EXHIBIT “A” (continued)
LICENSEE’S ROYALTY STATEMENT
(To be completed in the agreed upon currency per contract)

ROYALTY DETAIL
(separate sheet to be submitted for each territory)

CONTRACT NO	_______________________	REPORTING PERIOD	_______________________

LICENSEE NAME	_______________________	TERRITORY	_______________________

				Units				Sales
PLI Project # (1)	Product Description	Channel	Price	Gross	Returns	Deductions	Net	Gross	Returns	Deductions	Net	Rate	Royalty

TOTALS

 (1) PLI Project #’s are listed on each product approval from.

EXHIBIT “B”

Your agreement with Paramount Licensing Inc. requires submission of all articles for review and written approval prior to production.
Please send all materials to:

Product Development Manager
Paramount Licensing Inc.
Chevalier 200
5555 Melrose Avenue
Los Angeles, CA 90038

Approval will be required at each of the following stages of preparation. This procedure ensures that problems are caught early on, when they can still be changed, without great expense of time or money:

1.	Packaging, Collateral Materials, Catalogs and Brochures, Print Advertising (consumer and trade) and Printed Product:

	a.	Rough sketches or layout concepts and rough copy.
	b.	Finished comps – final copy and art together (mechanical) including legal notices.
	c.	Final art (color).

Note: In some instances such as posters, approval of color proof may be required to ensure quality of final product.

2.	Three-Dimensional Products:

	a.	Concept (renderings).
	b.	Prototypes (sculpture).
	c.	Production samples or finished production samples.

3.	Audio or Video Advertising, Sales Aids, Etc.:

	a.	Radio Script or television script and storyboard.
	b.	Audio or video tapes prior to use or airing (rough cut and final cut); copyright notice must be visible on tape.

REVISIONS:	In addition, all materials must be re-submitted for approval each time a revision is made incorporating changes requested. Revisions of copy or manuscripts must be redlined or highlighted.

Samples of finished products must be submitted pursuant to the Agreement.

Please Remember that all submissions not approved in writing are deemed disapproved.

EXHIBIT “B” (continued)

Advertising and Promotional Approval Guidelines:

1.
All advertising and promotional mechanicals or materials must be approved in writing. This encompasses print ads, commercial (radio or television), point-of-purchase materials, brochures, and package designs.

Please submit these materials to: Product Development Manager Paramount Licensing Inc. Chevalier 200 5555 Melrose Ave. Los Angeles, CA 90038

2.
Do not proceed with any promotional activities prior to approval. The submission of  promotion concepts for approval will prevent possible infringement of rights granted to other companies and spare you potential legal liability for such infringement.

EXHIBIT “C”

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT
BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE
DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE
REGISTRATION STATEMENT THEREFOR OR AN
APPLICABLE EXEMPTION FROM REGISTRATION.

HARBREW IMPORTS, LTD.

Warrant for the Purchase of Shares
of Common Stock

June 12, 2009

                    FOR VALUE RECEIVED and subject to the terms and conditions contained herein, HARBREW IMPORTS, LTD. hereby certifies that PARAMOUNT LICENSING INC. and its successors, assigns, or designees are entitled to purchase from the Company (as defined below) at any time or from time to time during the Exercise Period (as defined below) any or all of the Warrant Shares (as defined below) for the Warrant Price (as defined below). The Warrant Price shall not be subject to adjustment, except as set forth in Paragraph 3 hereof.

1.	Definitions.

                    As used in this Warrant, the following terms have the respective meanings set forth below:

“Additional Membership Interests” shall mean any additional Membership Interests granted by the Company on or after the date hereof, other than the Membership Interest issued pursuant to this Warrant.

                    “Affiliate” of a Person shall mean any Person who, directly or indirectly, controls, is controlled by, or is under common control with such other Person. For purposes of this definition, “control” of a Person means the power to direct or to cause the direction of management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Warrant Price” shall mean, with respect to the exercise of a portion or all of the Warrant Shares, the Warrant Price multiplied by the number of Warrant Shares purchased upon such exercise.

                    “Book Value” shall mean, at a particular date, the consolidated net book value of the Company as determined in accordance with GAAP as determined by a firm of independent public accountants of nationally recognized standing (the fees and expenses of which shall be paid by the Company) approval by Holder.

“Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of California.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering federal securities laws or any successor thereto.

                    “Common Share Equivalents” means, at any time of determination and without duplication, (i) Membership Interests that are granted and outstanding, (ii) Membership Interests that are to be granted upon conversion, exercise, or exchange of any other debt or equity security, and (iii) shares of Common Stock that are to be granted upon exercise of any option, warrant, or other right to acquire a Membership Interest (including Membership Interests subject to vesting requirements whether or not presently exercisable or earned). Except as otherwise provided in this Warrant, wherever this Warrant requires the calculation of a ratio or percentage of Common Share Equivalents, such ratio or percentage shall consist of a numerator which includes all Common Share Equivalents of the Person whose percentage or ratio is to be calculated and a denominator which includes all Common Share Equivalents held by all Persons.

                    “Membership Interest” shall mean a member’s share of the profits and losses of the Company and a member’s right to receive distributions of the Company and shall also include a Membership Interest or shares of common stock of any successor or acquiring corporation referred to in Paragraph 3(c) received by or distributed to the holders of such interest or capital stock in the circumstances contemplated by Paragraph 3(c).

“Company” shall mean HARBREW IMPORTS, LTD. or any successor entity by merger or consolidation or otherwise.

                    “Convertible Securities” shall mean evidences of indebtedness, shares of stock, or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for a Membership Interest, either immediately or upon the occurrence of a specified date or a specified event.

                    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exercise Period” shall mean the period commencing on June 12, 2009 and ending on June 12, 2014.

“GAAP” shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

“Holder” shall mean PARAMOUNT LICENSING INC. or any permitted assignees of this Warrant.

“License Agreement” shall mean the Merchandising License Agreement dated as of June 12, 2009, as the same may be amended from time to time, between PLI and the Company.

“Members” shall mean either individuals or business entities who have acquired a Membership Interest in the Company.

“NASD” shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                    “Outstanding” shall mean, when used with reference to Membership Interests, at any time as of which the number of shares thereof is to be determined, all Common Share Equivalents, except shares then owned or held by or for the account of the Company or any majority-owned subsidiary of the Company, and shall include all shares issuable in respect of any certificates representing fractional interests in Common Share Equivalents.

                    “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, limited liability corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                    “Register”, “registered” and “registration” shall, unless otherwise expressly set forth, refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and declaration or ordering of effectiveness of such registration statement.

                    “Registrable Securities” shall mean any Warrant Shares; provided however, that once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed (or are and continue to remain distributable) to the public pursuant to Rule 144 (or any successor provision under the Securities Act), (iii) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require their registration under the Securities Act or (iv) such securities have ceased to be outstanding.

                    “Sale of the Company” shall mean (i) a sale of at least twenty percent (20%) of the outstanding voting securities of the Company (or any other entity or entities then controlling, directly or indirectly, all or substantially all of the assets of the Company) in one transaction or series of transactions, (ii) a sale of all or substantially all the assets of the Company (which for such purpose shall be deemed to include assets of any subsidiary of the Company in one transaction or series of transactions, or (iii) a merger or consolidation pursuant to which at least twenty percent (20%) of the voting securities of the merged or consolidated entity are held by persons other than Affiliates of the Company in the case of the Company (and other than the Company in the case of any other entity or entities controlling, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries taken as a whole), in each case involving an arm’s length transaction or series of transactions with a party who is not an Affiliate of the Company.

                    “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“PLI” shall mean PARAMOUNT LICENSING INC., and any successor entity by merger or consolidation or otherwise.

“Warrant Price” shall mean a total, aggregate price of One Million United States Dollars ($1,000,000.00).

“Warrant Shares” shall mean the Membership Interests purchasable under this Warrant.

                    2.         Exercise of Warrant. This Warrant may be exercised, in whole at any time or in part from time to time, during the Exercise Period, by the Holder by the surrender of this Warrant (with the subscription duly executed) at the address set forth in Paragraph 1l(a) hereof, together with payment of the Aggregate Warrant Price. Payment for the Warrant Shares to be purchased shall be made by wire transfer or certified or official bank check payable to the order of the Company. Upon surrender of this Warrant, the Company will promptly issue a certificate or certificates in the name of the Holder for the number of Membership Interests to which the Holder shall be entitled. The Company shall not be required to issue a fractional Membership Interest upon any exercise of this Warrant. If this .Warrant is exercised in part, the Holder shall be entitled to promptly receive a new Warrant covering the percentage of Company’s Membership Interest with respect to which this Warrant has not been exercised.

                    3.         Adjustment of Warrant Shares and/or Warrant Price. The price at which a Membership Interest may be purchased and the kind and number of such Membership Interests issuable upon exercise of this Warrant shall be subject to adjustment only as set forth below in this Paragraph 3. The Company shall give the registered Holder written notice of any event described below which requires an adjustment pursuant to this Paragraph 3 in accordance with the provisions of Paragraph 4.

(a) Dividends, Subdivisions, and Combinations. If, at any time, the Company shall:

(i) fix a record date for the purpose of determining which Members are entitled to receive a dividend payable in, or other distribution of, Additional Membership Interests;

(ii) subdivide its outstanding Membership Interests into a larger number of Membership Interests;

(iii) combine its outstanding Membership Interests into a smaller number of Membership Interests; or

(iv) issue any shares of its capital stock or other securities by reclassification of its Membership Interests (other than pursuant to Paragraph 3(c) below);

then the kind of capital stock or other securities of the Company which may be purchased shall be adjusted in the case of such a reclassification of the Common Stock, each on the record date for such dividend or distribution or effective date of such subdivision, combination or reclassification, as the case may be, such that the Holder shall be entitled to receive, upon exercise of this Warrant, the aggregate number and kind of shares of Common Stock which, if the Warrant had been fully exercised immediately prior to such date, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification.

                                (v)           fix a record date for the purpose of determining the holders of its Common Stock entitled to receive any dividend or other distribution (including any such distribution made in connection with a consolidation or merger, but excluding any distribution referred to in subparagraph (a) above) of:

                                      (A)          any evidences of indebtedness, any shares of its capital stock (including Convertible Securities but excluding Common Stock) or any other securities or property of any nature whatsoever (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus); or

                                      (B)          any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock (including Convertible Securities) or any other of its securities or its property of any nature whatsoever (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus);

          Such adjustments shall be made whenever such a record date is fixed. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this subparagraph (a)(v) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of the balance of this subparagraph (a).

                    (b)          Consolidation or Merger. In the case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, including, without limitation, a Sale of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter upon payment of the Aggregate Warrant Price (assuming full exercise of this Warrant) in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property that it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 3. The provisions of this subparagraph (b) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                    (c)          Issuance of Shares, Warrants or Other Rights. If at any time the Company shall issue or sell to any Person any Additional Shares of Common Stock, or warrants or other similar rights to subscribe for or purchase any Additional Shares of Common Stock or Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable (but excluding any distributions in subparagraphs (a) or (b) above), an adjustment shall be made on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other similar rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per share for such Additional Shares of Common Stock shall be deemed to be the lowest possible price per share in any range of prices per share at which such Additional Shares of Common Stock are available to such holders, and (iii) the Company shall be deemed to have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other similar rights.

                    (d)          Superseding Adjustment. If, at any time after any adjustment to the Warrant Price shall have been made pursuant to subparagraph (c) above as the result of any issuance of warrants, rights or Convertible Securities, and either

                (i)          such warrants or rights, or the right of conversion or exchange in any other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised; or

                (ii)          the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event;

          then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation.

(e) Fractional Interests. In computing adjustments under this Paragraph 3, fractional interests in Common Stock shall be taken into account to the nearest whole share.

                    (f)          When Adjustments Not Required. If the Company shall fix a record date for the purpose of determining the holders of its Common Stock entitled to receive a dividend or distribution and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                      4.        Notices of Adjustments. Whenever the Warrant Price or the number of Warrant Shares shall be adjusted pursuant to Paragraph 3, the Company shall forthwith deliver to the Holder a certificate prepared by the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights), specifying the number of Warrant Shares then issuable hereunder, the Warrant Price after giving effect to such adjustment and (if such adjustment was made pursuant to Paragraph 3 (a)) describing the number and kind of any other shares of stock for which the Warrant is exercisable. In the event that the Holder shall disagree with any such adjustment, it shall notify the Company thereof in writing and the parties shall attempt in good faith to resolve such matter within fifteen (15) business days. If the parties do not resolve such matter within such period, then any such disagreement shall be resolved (on a binding basis) by an investment banking firm of nationally recognized standing mutually agreeable to the Company and the Holder, or if the Company and the Holder are unable to agree upon an investment banking firm, an investment banking firm selected by an investment banking firm chosen by the Company and an investment banking firm chosen by the Holder.

                    5.          Reservation of Warrant Shares. The Company agrees that, upon commencement of the Exercise Period and prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights.

                    6.          Fully Paid Stock: Taxes. The shares of Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to pre-emptive rights (other than those held by PLI or Holder), and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Warrant Price divided by the number of Warrant Shares. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issuance of any Warrant Shares or certificate therefor.

                    7.          Transferability. This Warrant is fully transferable or assignable by the Holder to an Affiliate of the Holder without the prior written consent of the Company. Additionally, the Holder may transfer or assign this Warrant to any other parry after first negotiating in good faith for not less than ten (10) business days with the Company regarding the Company’s purchase of this Warrant. Any transfer or assignment may only be effected in accordance with applicable securities laws or pursuant to exemptions therefrom. The Company may treat the registered holder of this Warrant as it appears on the Company’s books at any time as the Holder for all purposes.

                    8.          Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of the like date, tenor and denomination.

                    9.          Holder Not Shareholder. This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

                    10.        Surrender. The Holder may at any time surrender all or a portion of this Warrant for cancellation by transmitting same to the Company at its address set forth elsewhere herein accompanied by a written notice setting forth the Holder’s intention to surrender the Warrant (or such portion) for cancellation and upon such transmittal by the Holder, this Warrant (or such portion) shall become null and void and of no further force and effect.

                    11.        Notice. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged, sent by facsimile or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(a) Company at 1174 Route 109, Lindenhurst, NY 11757 (facsimile no. 631-991-3175), Attention: Chief Executive Officer.

                     (b)          Holder, c/o PLI at 5555 Melrose Avenue, Los Angeles, California 90038 (facsimile no. 323-862-1187), Attention: Senior Vice President, Business Affairs, with a copy to the attention of the General Counsel of Paramount Pictures Corporation at the same address, or at such other address as may be substituted by notice given as herein provided.

          The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

                       12.           Registration Rights.

                           (a)          Registration Requests. Subject to Paragraph 12(e) below, if at any time the Company determines to register any of its Common Stock under the Securities Act in connection with the public offering of such Common Stock solely for cash on a form that would also permit the registration of any of the Warrant Shares, the Company shall, each such time, promptly give the Holder written notice of such proposal. Upon the written request of the Holder given within twenty (20) Business Days after the giving of any such notice by the Company and so long as Holder is in compliance with Paragraph 13(b) hereof, the Company shall use best efforts to cause to be registered under the Securities Act all of the Warrant Shares that the Holder requests be registered. In addition to the foregoing rights, and also subject to Paragraph 12(e) below, at any time during the term of this Warrant when the Warrant Shares are not registered pursuant to an effective registration statement (but when other shares of Common Stock are so registered), Holder may make a written request for the registration under the Securities Act (a “Demand Registration”) of all of such Warrant Shares, and the Company shall use its best efforts to effect such Demand Registration as promptly as possible. The right to cause a Demand Registration of the Warrant Shares under this Paragraph 12(a) shall be limited to one (1) such registration. Notwithstanding the provisions of this Paragraph 12, the Company shall not be required to effect or maintain any new registration if the Company has previously filed with the Commission five (5) registration statements pursuant to the provisions of this Paragraph 12.

                           (b)          Obligations of the Company. Whenever required under Paragraph 12(a) to use best efforts to effect the registration of any Warrant Shares, the Company shall, as expeditiously as reasonably possible:

                            (iii)        Prepare and file with the Commission a registration statement with respect to such Warrant Shares and use best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so-called “shelf registration”), the Company shall in no event be obligated to cause any such registration to remain effective for more than 365 days.

                            (iv)        Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                            (v)         Furnish to the Holder such numbers of copies of the prospectus, including the preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, including, without limitation, copies of the registration statement and any amendments thereto as the Holder may reasonably request in order to facilitate the disposition of Warrant Shares owned by the Holder.

                    (vi)          Use best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such states or jurisdictions as, in the opinion of the managing underwriter of the offering, shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any such states or jurisdictions, and further provided that (anything in this Warrant to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders, pro rata, to the extent required by such jurisdiction.

                    (vii)         Use best efforts to cause such Warrant Shares to be listed on each securities exchange on which similar securities of the Company are then listed (or, if no securities of the Company are then listed, on a securities exchange selected by the Company and reasonably acceptable to the Holder), and enter into related customary agreements including a listing application and indemnification agreement in customary form.

                    (viii)        Promptly notify in writing the Holder and any underwriters (a) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (b) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (c) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (d) if at any time the representations and warranties of the Company made in connection with the registration statement cease to be true and correct in all material respects, (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (f) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading.

(ix) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment.

                    (x)           Cooperate with the Holders and any underwriter to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold which do not bear any restrictive legends; and cause such Registrable Securities to be in such denominations and registered in such names as any underwriter may request at least two business days prior to any sale of Registrable Securities to the underwriters.

                    (xi)          Make generally available to its stockholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five (45) days after the end of any fiscal quarter (or ninety (90) days after the end of any fiscal year) (a) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or, if not sold to underwriters, in such an offering, (b) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement.

                    (xii)          Take any such other actions as may be necessary or advisable to enable the Holder to dispose of its Warrant Shares pursuant to this Paragraph 12, including, without limitation, entering into an underwriting agreement with a managing underwriter or underwriters specified by the Holder, which contains customary provisions including indemnification.

                    (c)          Furnish Information. It shall be a condition precedent to the obligations of the Company under this Paragraph 12 that the Holder shall furnish to the Company such information regarding the Holder, the Warrant Shares held by it and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                    (d)          Registration Expenses. In the case of any registration effected pursuant to Paragraph 12(a), to the extent permitted by applicable law, the Company shall bear any additional registration and qualification fees and expenses and any additional costs and disbursements of counsel for the Company that result from the inclusion of securities held by the Holder in such registration. The Holder shall bear the fees and costs of its own counsel and underwriters’ discounts and commissions with respect to its Warrant Shares.

                    (e)          Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Paragraph 12(a) to include any of the Holder’s Warrant Shares in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and then only in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of Warrant Shares that the Holder requests to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Company shall be required to include in the offering only so many of the Warrant Shares of the Holder as the underwriters believe will not jeopardize the success of the offering. The exclusion shall apply to all holders of Registrable Securities (and shall not apply to shares held or issuable by the Company) proposing to sell shares of Registrable Securities in such underwritten offering on a pro rata basis (in proportion to the respective number of shares of Registrable Securities as to which registration has be requested by such holders). To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated the nearest one hundred (100) shares. In any registration involving an underwritten offering of Registrable Securities, the Holder shall have the unconditional right to withdraw, by giving written notice to the Company and the managing underwriter(s) any or all of its Registrable Securities from such registration prior to the initial distribution of preliminary prospectuses with respect to such underwritten offering. If Registrable Securities are not withdrawn by such time, the Holder of such Registrable Securities shall have no right to withdraw such Registrable Securities from such registration and shall be obligated to sell such Registrable Securities at a price per share (the “Sale Price”) to be determined by the Company and the managing underwriter(s) for such underwritten offering, provided that such Sale Price is either within the range set forth on the cover of the preliminary prospectus relating to such underwritten offering or is in excess of the highest offering price set forth in such range. Any Registrable Securities that are withdrawn from registration hereunder shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the managing underwriter(s) for such registration may require.

(f) Indemnification. In the event any Warrant Shares are included in a registration statement under this Paragraph 12:

                    (i)          To the extent permitted by law, the Company will and hereby does defend, indemnify and hold harmless the Holder, each of its directors and officers and any agent for it, any underwriter (as defined in the Securities Act) for the Holder, and each Person, if any, who controls the Holder or underwriter within the meaning of the Securities Act, against any losses, claims, expenses, damages or liabilities, joint or several, to which the Holder or any such director, officer, agent, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based on (x) any untrue or alleged untrue statement of any material fact contained in such registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained therein or any amendments or supplements thereto, or any statement incorporated by reference therein, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (z) any violation by the Company of any rule or regulation promulgated under the Securities Act or otherwise applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company will reimburse Holder, and each such officer, director, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Paragraph 12(f)(i) shall not apply to amounts paid in settlement of any such loss, claim, expense, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, expense, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for inclusion in such registration statement, preliminary prospectus, final prospectus or amendments or supplements by the Person requesting indemnification.

                    (ii)          To the extent permitted by law, the Holder, when joining in a registration, will defend, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, expenses, damages or liabilities to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereto) arise out of or are based upon any (x) any untrue or alleged untrue statement of any material fact contained in such registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained therein or any amendments or supplements thereto, or any statement incorporated by reference therein, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue or alleged untrue statement of any material fact contained in such registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained therein or any amendments or supplements thereto, or any statement incorporated by reference therein, was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Holder expressly for inclusion therein; provided, however, that the indemnification liability of the Holder shall not exceed the amount by which the total price at which any shares of Registrable Securities sold by the Holder were offered to the public (less any applicable underwriting discounts and commissions) exceeds the amount of any damages by which the Holder has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. The Holder will reimburse any legal or other expenses incurred by the Company or any such director, officer, controlling Person, agent or underwriter in connection with investigating or defending any such loss, claim, expense, damage, liability or action; provided, however, that the indemnity agreement contained in this Paragraph 12(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld).

                    (iii)          Promptly after receipt by an indemnified party under this Paragraph 12(f) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Paragraph 12(f) notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (provided that the indemnified party’s approval shall not be unreasonably withheld); provided, however, that the indemnified party shall have the right to participate in such defense. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Paragraph 12(f), but the omission to so notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Paragraph 12(f). Notwithstanding the foregoing, however, (x) if the indemnified party reasonably determines that there may be a conflict between the positions of the indemnifying party and of the indemnified party in connection with the defense of such action, suit, investigation, inquiry or other proceeding or that there may be legal defenses available to such indemnified party different from or in addition to those available to the indemnifying party, the indemnified party shall be entitled to have separate counsel to participate in the defense at the expense of the indemnifying party, and (y) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not to conduct, the defense at the indemnified party’s expense.

                    (iv)          If the indemnification provided in either Paragraphs 12(f)(i) or (ii) above is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations, but bearing in mind any limitations of liability of the Company specified in Paragraph 12(f)(i) above. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each party entitled to contribution agrees that upon service of a summons or other initial legal process upon such party in connection with any action instituted against such party in respect of which contribution may be sought, such party will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation such party or parties may have hereunder, or otherwise (except as specifically otherwise provided in this Paragraph 12(f)).

                          (g)         Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of any of the Warrant Shares to the public without registration, after such time as any of the Warrant Shares have been purchased by the Holder, and provided that the Company has previously registered any of its shares pursuant to the Securities Act, the Company agrees to use best efforts to:

                           (i)          Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date that the Company became subject to the reporting requirements of Section 13 of the Exchange Act;

                          (ii)          File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                          (iii)         To furnish to the Holder forthwith upon request (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements), (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company that the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

                         (h)         Transfer of Registration Rights. The rights granted to the Holder under Paragraph 12 hereof may be assigned to a transferee or assignee in connection with any transfer or assignment of any of the Warrant Shares previously purchased by a Holder.

                         (i)          Certain Limitations in Connection with Future Grants of Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting of registration rights to such holder unless such agreement:

(i) includes a provision the equivalent of Paragraph 12(g); and

                          (ii)          includes a provision that, in the case of a public offering involving an underwritten registered offering under Paragraph 12(a), protects the Holder if marketing factors require a limitation on the number of securities to be included in the underwriting by providing that all selling shareholders will be allowed to register and sell a pro rata portion of their securities based upon the ratio that the amount of securities held by each selling shareholder bears to the aggregate of the securities held by the selling shareholders.

(j) Survival of Obligations. The obligations of the Company under Paragraphs 12 and 14 shall survive the issuance of all of the Warrant Shares to the Holder pursuant hereto.

13. Market Stand Off; Compliance with Securities Laws.

                        (a)         The Holder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities of the Company) held by it during the one hundred eighty (180) day period (in the case of the Company’s initial public offering) and ninety (90) day period (in the case of subsequent offerings, unless the underwriter determines in its good faith business judgment that it is necessary for the period to be extended up to a total of one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act if so requested by the Company and underwriter of Common Stock (or other securities), provided that all officers and directors of the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

                       (b)        During such time as the Holder may be engaged in a distribution of Registrable Securities, the Holder will comply with all applicable laws, including, but not limited to, Rules 10b-6 and 10b-7 promulgated under the Exchange Act and pursuant thereto will, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (ii) distribute the securities owned by the Holder solely in the manner described in the registration statement; (iii) cause to be furnished to each underwriter, agent or broker-dealer to or through whom the Registrable Securities owned by the Holder may be offered, or to the offeree if an offer is made directly by the Holder, such copies of the prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such underwriter, agent, broker-dealer or offeree; and (iv) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act.

          14.          Due Diligence. The Company will provide to the authorized representative(s) of PLI and Holder full access, during normal business hours, to any and all premises, properties, files, books, records, documents and other information of the Company and will cause its officer to furnish to PLI and/or Holder or its authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses and properties of the Company as may be reasonably requested by PLI and Holder and make available for inspection and copying by Holder true and complete copies of any documents relating to the foregoing. PLI and Holder agree to keep confidential any non-public business information, using the same degree of care as Holder uses with its own non-public business information.

15. Miscellaneous.

                       (a)          Remedies. The Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under Paragraph 12. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                       (b)          No Inconsistent Agreements. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder in this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any such agreements.

                       (c)         Adjustments Affecting Warrant Shares. The Company will not take any action, or permit any change to occur, with respect to the Warrant Shares which would adversely affect the ability of the Holder of Warrant Shares to include such Warrant Shares in a registration undertaken pursuant to this Warrant.

                       (d)          Successors and Assigns. Subject to the provisions of Paragraph 7 hereof, this Warrant shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Warrant Shares.

                       (e)          Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                    (f)          Amendments and Waivers. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holder.

                    (g)          Entire Agreement. The provisions of this Warrant are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, There are no restrictions, agreements, warranties or undertakings, other than those set forth or referred to herein, including with respect to the registration rights granted by the Company with respect to the Warrant Shares.

(h) Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

(i) Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California.

                    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its Officer thereunto duly authorized, as of the date of this Warrant, June 12, 2009.

HARBREW IMPORTS, LTD.

By:

Its:

ACCEPTED BY:

PARAMOUNT LICENSING INC.

By:

Its:

SUBSCRIPTION

                    The undersigned, ____________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________ shares of the Common Stock of HARBREW IMPORTS, LTD., covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:
(Signature)

(Address)

ASSIGNMENT

                    FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto ________________ the foregoing Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ______________, attorney, to transfer said Warrant on the books of HARBREW IMPORTS, LTD.

Dated:
(Signature)

(Address)

PARTIAL ASSIGNMENT

                    FOR VALUE RECEIVED, ________________ hereby assigns and transfers unto ________________ the right to purchase ______ shares of the Common Stock of HARBREW IMPORTS, LTD. by the foregoing Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ______________, attorney, to transfer said Warrant on the books of HARBREW IMPORTS, LTD.

Dated:
(Signature)

(Address)

SUBSCRIPTION

                    The undersigned, PARAMOUNT LICENSING INC., pursuant to the provisions of that certain Warrant for the Purchase of Shares of Common Stock dated June 12, 2009, hereby agrees to subscribe for and purchase ___________ shares of the Common Stock of HARBREW IMPORTS, LTD., covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:	PARAMOUNT LICENSING INC.

By:

Its:

5555 Melrose Avenue Hollywood, CA 90038